AMENDMENT

This Amendment (this “Amendment”) is entered into as of September 28, 2015, by and between R-Squared Partners, LLC, a Delaware limited liability company (the “Company”), and That Marketing Solution, Inc., a Nevada corporation (“Borrower”).

A.

Borrower previously issued to the Company a Convertible Promissory Note dated March 20, 2015 and in the principal amount of $137,500 (the “Note”).

B.

The Note was issued pursuant to a Securities Purchase Agreement dated March 20, 2015 between the Company and Borrower (the “Purchase Agreement” and together with the Note, and all other documents entered into in conjunction therewith, the “Loan Documents”).

C.

The Note is currently in default and Borrower has requested amendment of certain terms of the Note as set forth herein ( the “Extension).

D. The Company has agreed, subject to the terms, amendments, conditions and understandings expressed in the Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that parties agree as follows:

1.

Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of the Amendment.  All defined terms not otherwise defined herein shall have the meanings set forth in the Note.

2.

Amendment of Conversion Terms.  Notwithstanding anything in the Note to the contrary, the provisions of Article I shall be amended as follows:

a.

The current amount due under the Note is the Face Amount of the Purchase Price.  All or a portion of the Face Amount of the Purchase Price may be converted pursuant to the provisions of Article I, as amended hereby.  Upon the delivery by Holder of any Notice of Conversion on or before October 20, 2015, the Company may elect to effect such Conversion in accordance with the term of the Note, or may, in its discretion, redeem the amount of the Note to be converted pursuant to the applicable Notice of Conversion (the “Subject Amount”) by the payment of cash in the amount equal to Subject Amount multiplied by 0.80.  Such amount shall be paid not later than the required time for delivery of Conversion Shares as set forth in the Note.  For example, if the Company receives a Notice of Conversion with respect to $6,000, the Company can elect to make a $4,800 redemption payment in lieu of the requested conversion.   With respect to any conversions of the Note on or before October 20, 2015, the Fixed Conversion Price shall be deemed to be $0.13 per share.  Following October 20, 2015, the Conversion Price shall be the lower of: (i) the Fixed Conversion Price, as amended, or (ii) 50% multiplied by the lowest bid price of the Common Stock during the ten (10) consecutive Trading Date period immediately preceding the Trading Day that the Company receives a

Notice of Conversion.  The Conversion Price adjustment with respect to a Primary Offering as set forth in Section 1.2 remains in full force and effect.

b.

On or before October 20, 2015, the Company shall have the right to redeem the Note by paying the Face Amount of the Purchase Price, together with any default interest, fee and expenses set forth in the Note, less any prior redemptions or conversions made pursuant to the terms of this Amendment,  multiplied by 0.80.

3.

Other Terms Unchanged. The Loan Documents, as amended by the Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any Loan Document after the date of the Amendment is deemed to be a reference to such Loan Document as amended by this Amendment, If there is a conflict between the terms of the Amendment and any Loan Document, the terms of this Amendment shall control. No forbearance or waiver may be implied by the Amendment, Except as expressly set forth herein, the execution, delivery and performance of the Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of the Company under any Loan Documents, as in effect prior to the date hereof.

4.

Headings. The heading contained in the Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of the Amendment.

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IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date set forth above.

BORROWER:

That Marketing Solution, Inc.

By: /s/Darren Lopez

Name: Darren Lopez

Title:

Chief Executive Officer

THE COMPANY:

R-SQUARED PARTNERS, LLC

By: /s/

  Managing Member